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                                                                     EXHIBIT 8.1


   (JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE L.L.P. LETTERHEAD)

                                December 2, 2004

Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808

         Re:  Lamar Advertising Company
              Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Lamar Advertising Company, a Delaware corporation ("Lamar"), in connection with the preparation of the Registration Statement on Form S-4 (together will all exhibits thereto, the "Registration Statement") relating to the proposed Merger, as such term is defined and described in the Agreement and Plan of Merger, dated as of September 17, 2004, among Lamar, OMC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Lamar, and Obie Media Corporation, an Oregon corporation ("Obie"). This opinion is being furnished in accordance with the requirement of
Item 21 of Form S-4 under the Securities Act of 1933, as amended (the "Act").

         Our opinion is based upon an examination of the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis therefore. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.

         We hereby confirm that, subject to the qualifications set forth herein and therein, the discussion set forth in the section of the Registration Statement entitled "The Merger - Material U.S. Federal Income Tax Consequences of the Merger" constitutes our opinion as to the U.S. federal income tax consequences of those matters set forth therein as to which we are described as rendering an opinion. The foregoing opinion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of the Registration Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect.

         Other than as expressly stated above, we express no opinion regarding the tax treatment of the Merger under the laws of any State or local government within the United States or under

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December 2, 2004
Page 2

the laws of any foreign country. Additionally, we express no opinion regarding any other tax consequences of the Merger, or on any issue relating to Lamar or Obie or, in each case, to any investment therein under any other law. This opinion is being provided to you solely in connection with the filing of the Registration Statement with the Securities and exchange Commission (the "SEC") and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our written permission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

         We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name under the heading entitled "The Merger - Material U.S. Federal Income Tax Consequences of the Merger". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC promulgated thereunder.

                                     Very truly yours,

                                     /s/ Jones, Walker, Waechter, Poitevent,
                                         Carrere & Denegre, L.L.P.

                                     Jones, Walker, Waechter, Poitevent, Carrere
                                     & Denegre, L.L.P.